Exhibit 107
Calculation of Filing Fee Table
Voya Financial, Inc.
(“Voya”)
Voya Holdings Inc. (“Holdings”)
(Exact Names of Registrants as Specified in their Respective Charters)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.050% Senior Notes due 2036 of Voya	Rule 457(r)	$400,000,000	(1)	$399,284,000	0.0001381	$55,141.12

Fees to b e Paid	Other	Guarantees	Rule 457(r)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$399,284,000		$55,141.12

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$ 55.141.12

	Net Fee Due							$0.00

(1)
The maximum aggregate amount of the securities to which the prospectus relates is $
399,284,000
. The prospectus is a final prospectus for the related offering. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of Holdings being registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0- 11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Voya Financial, Inc.	S-3	333-262924	2/23/2022		$55,141.12	Unallocated (Universal) Shelf		0	$1,600,656,000
Fee Offset Sources	Voya Financial, Inc.	S-3	333-262924		2/23/2022						$185,400

Rule 457(p) Statement of Withdrawal, Termination or Completion:
1
  Voya and Holdings previously filed a Registration Statement on Form
S-3
on February 23, 2022 (Registration
Nos. 333-262924
and 333-262924-01), as amended on November 9, 2022 and declared effective on November 15, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, a total registration fee of $185,400 was paid to the Securities and Exchange Commission with respect to an aggregate maximum offering price of $2,000,000,000 (fee rate $92.70/$1 million). As of the date of the filing of this prospectus pursuant to a Registration Statement filed on February 20, 2026 (Registration Nos. 333-293632 and 333-293632-01), securities having an aggregate offering price of up to $1,600,656,000 were not sold under the Prior Registration Statement. The Prior Registration Statement expired on November 15, 2025, and the offering that included the unsold securities under the Prior Registration Statement has been terminated. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registration fee of $148,380.81 that was previously paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement is available to the issuer for fee offset and $55,141.12 of such fees are being applied this offering.